UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2015

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement

On October 2, 2015, Canterbury Park Holding Corporation (the “Company”), together with (i) New Canterbury Park Holding Corporation (“New Canterbury”), a recently formed Minnesota corporation and subsidiary of the Company and (ii) Canterbury Park Entertainment LLC, a recently formed Minnesota limited liability company and subsidiary of New Canterbury, entered into a Agreement and Plan of Reorganization (“Plan of Reorganization”) to reorganize and reincorporate the Company into a holding company structure (the “Business Restructuring”).

The Business Restructuring is a key step in the future development of approximately 200 acres of the Company’s underutilized property (“Development Land), because it will create the legal framework to enable the Company to separate its regulated pari-mutuel wagering, card casino, concessions and other related businesses (“Racetrack Operations”) from the Development Land.

The Plan of Reorganization requires shareholder approval. On October 2, 2015, the Company filed preliminary proxy materials with the Securities and Exchange Commission for a special meeting of shareholders to approve the Plan of Reorganization. The Company expects to hold the special meeting of shareholders in late November 2015 or early December 2015.

Upon approval of the Plan of Reorganization by the shareholders, the Company’s business will be reorganized as follows:

•	New Canterbury will become the public company owned by the Company’s shareholders, and, without the need to take any action, each shareholder will have the same percentage ownership in New Canterbury (and, indirectly, in all property and other assets currently owned by the Company) immediately after the Business Restructuring as that shareholder had immediately before the Business Restructuring;

•	New Canterbury will be a holding company for, and parent company of two, recently formed subsidiaries, Canterbury Park Entertainment and LLC and Canterbury Development LLC;

•	Canterbury Park Entertainment LLC will be the surviving business entity in a merger with the Company and will directly own all land, facilities, and substantially all other assets related to the Company’s Racetrack Operations, will conduct these businesses consistent with current practices, and will be subject to direct regulation by the Minnesota Racing Commission (“MRC”); and

•	Canterbury Development LLC will continue the Company’s efforts to commercially develop approximately 200 acres of land currently owned or controlled by the Company that are not needed for the Racetrack Operations. Canterbury Development LLC will not be subject to direct regulation by the MRC.

The Company issued a press release describing the proposed Business Restructuring on October 5, 2015. A copy of the Plan of Reorganization will be attached to the definitive Proxy Statement for the special meeting of shareholders.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	Canterbury Park Holding Corporation press release dated October 5, 2015, as revised, describing the Business Restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: October 7, 2015	By:	/s/ Randall D. Sampson
Randall D. Sampson Chief Executive Officer